                                                       LEASE

                                                      between


                                                SEAGATE LAND TRUST,
                                             ROBERT L. MILLER, Trustee


                                                  (the Landlord)


                                                        and


                                        TREASURE COAST BOATING CENTER, INC.


                                                   (the Tenant)


                                                        at




                                                  SEAGATE MARINA
                                          18679 SOUTHEAST FEDERAL HIGHWAY
                                              TEQUESTA, FLORIDA 33469



                                                (name of Property)



                                             Dated: December 22, 1998

                                                 TABLE OF CONTENTS


Article 1. Introductory Provisions
         1.1      Introductory Provisions                                                        1

         1.2      References and Conflicts                                                       3
         1.3      Exhibits
         1.4      The Property; The Landlord's Site; Landlord's Building                         3
         1.5      Gross Leasable Area

Article 2. Premises
         2.1      Lease of Premises
         2.2      Premises Defined
         2.3      Delivery of Premises
         2.4      Opening of Premises
         4
         2.5      Possession

Article 3. Term
         3.1      Term of this Lease

Article 4. Rent
         4.1      Tenant's Agreement to Pay Rent                                                 4
         4.2      Minimum Rent
         4.3      Lease Year Defined
         4.4      Minimum Annual Rent                                                            4
         4.5      Percentage Rent
         4.6      Monthly Payment of Percentage Rent; Year-End Adjustment                        4
         4.7      Gross Sales
         4.8      Tenant's Records and Statements of Gross Sales                                 4
         4.9      Additional Audit Rights
         4.10     Additional Rent                                                                4
         4.11     Where Rent Payable and to Whom; No Deduction; Late Charge                      4

Article 5. Taxes and Assessments
         5.1      Tenant's Proportionate Share of Taxes                                          5
         5.2      Payment by Tenant
         5.3      Rent Tax

Article 6. Tenant's Conduct of Business
         6.1      Hours

Article 7. Use of Premises
         7.1      Sole Use and Trade Name                                                        5
         7.2      Requirements and Restrictions                                                  5
         7.3      Effect on Landlord's Insurance                                                 6

Article 8. Common Areas
         8.1      Use by Tenant; Maintenance                                                     6
         8.2      Common Areas Defined                                                           6
         8.3      Rules and Regulations                                                          6
         8.4      Landlord's Control                                                             6
         8.5      Employee Parking
         8.6      Landlord's Use of Common Area                                                  7
         8.7      Common Area Costs                                                              7
         8.8      Tenant's Proportionate Share of Common Area Costs                              7

Article 9. Hazardous Substance
         9.1      Restriction on Use                                                             7
         9.2      Landlord's Representation                                                      7
         9.3      Indemnification                                                                7





         9.4      Survival

Article 10. Alterations to Premises
         10.1     Alterations; Mezzanines; Damages                                               7
         10.2     Compliance with Laws                                                           8
         10.3     Insurance and Reconstruction                                                   8

Article 11. Liability. Indemnity and Insurance
         11.1     Landlord's Liability                                                           8
         11.2     Indemnification by Tenant                                                      8
         11.3     Mutual Waivers                                                                 8
         11.4     Tenant's Insurance                                                             8
         11.5     Landlord's Insurance                                                           9
         11.6     Compliance with Insurance and Governmental Requirements                        9
         11.7     Limit of Landlord's Responsibility                                             9

Article 12. Reconstruction
         12.1     Landlord's Duty to Reconstruct                                                 10
         12.2     Tenant's Duty to Reconstruct                                          10
         12.3     Landlord's Right to Terminate                                                  10
         12.4     Abatement of Rent                                                              10
         12.5     Tenant's Right to Terminate                                                    10

Article 13. Maintenance of Premises
         13.1     Landlord's Duty to Maintain                                                    10
         13.2     Tenant's Duty to Maintain                                                      10
         13.3     Landlord's Repair of Premises                                                  11
         13.4     Landlord's Right of Entry and Use                                              11
         13.5     Conflicts                                                                      11

Article 14. Utilities and Garbage Disposal
         14.1     Water, Sanitary Sewer, Telephone and Electric Service                          11
         14.2     Vendors Selected by Landlord                                                   11
         14.3     Garbage Collection                                                             11
         14.4     Security Service                                                               11

Article 15. Liens
         15.1     No Liens Permitted; Discharge                                                  12

Article 16. Fixtures and Personal Property
         16.1     Tenant's Property; Removal                                                     12
         16.2     Improvements to Premises                                                       12

Article 17. Assignment and Subletting
         17.1     Restrictions on Assignment                                                     12
         17.2     Change of Ownership                                                            12

Article 18. Defaults by Tenant
         18.1     Events of Default                                                              13
         18.2     Landlord's Remedies                                                            13
         18.3     Attorney's Fees and Costs                                                      13
         18.4     Rent Payable by Tenant                                                         13
         18.5     Tenant's Property to Remain                                                    13

Article 19. Liability of Landlord
         19.1     Landlord's Default                                                             14
         19.2     Transfer of Landlord's Interest                                                14

Article 20. Subordination and Attornment
         20.1     Subordination of Lease                                                         14
         20.2     Tenant's Attornment                                                            14
         20.3     Instruments to Carry Out Intent                                                14






Article 21. Estoppel Certificates
         21.1     Tenant's Agreement to Deliver                                                  14
         21.2     Failure of Tenant to Give Estoppel                                             14

Article 22. Quiet Enjoyment
         22.1     Faithful Performance                                                           14

Article 23. Surrender and Holding Over
         23.1     Delivery after Term                                                            14
         23.2     Effect of Holding Over; Rent                                                   15

Article 24. Condemnation
         24.1     All of Premises Taken                                                          15
         24.2     Less Than All of Premises Taken                                                15
         24.3     Property Taken                                                                 15
         24.4     Ownership of Award                                                             15
         24.5     Conflicts                                                                      15

Article 25. Landlord's Right to Relocate Premises
         25.1     Conditions on Landlord's Right to Relocate Premises                            15
         25.2     Landlord's Right to Terminate                                                  16

Article 26. Miscellaneous
         26.1     Interpretation                                                                 16
         26.2     Relationship of Parties                                                        16
         26.3     Notices                                                                        16
         26.4     Successors                                                                     16
         26.5     Broker's Commission                                                   16
         26.6     Unavoidable Delays                                                             16
         26.7     Entire Agreement                                                               17
         26.8     Other Tenants                                                                  17
         26.9     Applicable Law                                                                 17
         26.10    Waiver                                                                         17
         26.11    Accord and Satisfaction                                                        17
         26.12    Landlord's Self-Help                                                           17
         26.13    Recording                                                                      17
         26.14    Joint and Several Liability                                                    17
         26.15    Execution of Lease                                                             17
         26.16    Waiver of Jury Trial and Counterclaim                                          18
         26.17    Radon Gas                                                                      18
         26.18    Time of the Essence                                                            18
         26.19    Tenant and Guarantor Financial Statements                                      18

Article 27. Security Deposit
         27.1     Security                                                                       18
         27.2     Transfer of Deposit                                                            18

Exhibits & Attachments
(a)      Exhibit "A" - Legal Description of the entire Property.
(b)      Exhibit "B" - Site plan of entire Property.
(c)      Exhibit "C" -     Description of Tenant's Work.
(d)      Exhibit "C-1" - Description of Landlord's Work
(e)      Exhibit "C-2" - Sign Criteria.
(f)      Exhibit "D" -     Guaranty Agreement.
(g)      Exhibit "E" -     Exclusive.
(h)      Exhibit "F" -     Environmental Indemnification Compliance.
(i)      Exhibit "G" -     Notice to Contractor, Memorandum of Lease.
(j)      Exhibit "H" -     Landlord's Personal Property.
(k)      Exhibit "I" -     Forklift Use Agreement.
(I)      Exhibit "J"-      Lease Extension Agreement.


                                                      LEASE


THIS LEASE made as of the 22nd day of December, 1998, by and between SEAGATE LAND TRUST, ROBERT L. MILLER, Trustee, (herein called "Landlord"), and TREASURE COAST BOATING CENTER, INC., (herein called "Tenant").

For and in consideration of the sum of Ten and No/1 00 Dollars ($10.00) and other valuable considerations, including the mutual covenants and agreements of the Parties, Landlord leases to Tenant and Tenant leases from Landlord the premises described herein for the term and subject to the terms and conditions set forth herein.

ARTICLE 1. INTRODUCTORY PROVISIONS

1.1 FUNDAMENTAL LEASE PROVISIONS. Certain fundamental provisions are presented in this Section in summary form to facilitate convenient reference by the parties hereto:

         (a)      Tenant's Name:            TREASURE COAST BOATING CENTER, INC.
                                  (Section 7.1)

         (b)      Term:    Three (3) years
                           (Section 3.1)

         (c)      Premises Space Number:   New Boat Sales Area,
                                           Used Boat Sales Area &
                                           Maintenance Building (1st Floor Only)
                                  (Exhibit "B")

         (d)                          GLA  in   Premises:Exact   Square  Footage
                                      Unknown - See Exhibit "B" (Section 1.5)

         (e)      GLA in Landlord's Building:           N/A      Square Feet
                                                             (Section 1.5)

         (f) Tenant's Proportionate Share: N/A(GLA in the Premises divided by GLA in Landlord's Building; at commencement Date %.)

         (g)      Minimum Monthly Rent:    $1 5,000.00
                                         plus applicable sales tax (Section 4.2)

         (h)      Minimum Annual Rent:    CPI however, not less than 3% nor
                                       Cumulative yearly increases more than 8%

         (i)      Percentage Rent:          None
                                  (Section 4.4)

         (j)      Tenant Buildout Period:            None
                                                     (Section 2.5)

         (k) Use: New boat sales, used boat sales, consignment boat sales, boat brokerage, marine service and repair, and marine engine and propulsion system parts (Article 7)

         (l)      Guarantor(s):     Mr. D. Thomas Grane
                                    (if none, so state)       (Exhibit "D")

         (m) Default rate:The greater of twelve percent (12%) per annum or the maximum lawful rate of interest under the laws of the state in which the Premises is located
                                    whichever is greater.

         (n)      Security Deposit:         TRANSFERRED
                                 (Section 27.1)

         (o)      Estimated Common Area Costs:            $ None - Gross Lease
                                                              (Article 8)

         (p)      Estimated Property Taxes for:           $ None - Gross Lease
                                                            Landlord's Property
                                                              (Article 5)

         (q)      Estimated Insurance for:                $ None - Gross Lease
                  Landlord's Property                         (Article 11)

         (r)      Estimated Monthly
                  Payments Required
                  Minimum Rent                                $ 15,000.00
                  Additional Rent                             $ 0.00
                  Common Area Costs                           $ 0.00
                  Taxes                                       $ 0.00
                  Insurance                                   $ 0.00
                  Other                                       $ 0.00
                  Total Month Additional Rent                 $ 0.00
                  State and County Sales Tax                  $ 900.00
                  Total Monthly Payment
                  at Commencement Date                        $ 15,900.00

         (5)      Address for Notice:

                  To Landlord:              Tequesta Marine, Inc.
                                            18679 Southeast Federal Highway
                                            Tequesta, FL 33469

                  To Tenant:                Treasure Coast Boating Center, Inc.
                                            420 S. Federal Highway
                                Stuart, FL 34994

     (t) Additional Provisions: Landlord to provide certain personal property owned by Landlord for use by Tenant pursuant to the terms and conditions of Exhibit "H", Landlord's Personal Property, attached hereto and made part hereof by reference; Landlord shall make available a marina forklift owned and operated by Landlord for non-exclusive use by Tenant pursuant to the terms and conditions of Exhibit "I", Forklift Use Agreement, attached hereto and made part hereof by reference;

                                                 LEASE PROVISIONS

     1.2 REFERENCES AND CONFLICTS. References appearing in Section 1.1 are to designate some of the other places in this lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section
1.1 shall be instructed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable Thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in Section 1.1 and any other provision of this lease, the latter shall control.

     1.3 EXHIBITS. The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

(a) Exhibit "A" - Legal Description of the entire Property as presently constituted.
(b) Exhibit "B" - Site plan of entire Property.
(c) Exhibit "C" - Description of Tenants Work and work to be performed by Landlord, if any, in the Premises. (d) Exhibit "C-1" - Description of Landlord's Work, if any.
(e) Exhibit "C-2" - Sign Criteria.
(f) Exhibit "D" - Guaranty Agreement (not an exhibit unless Guarantor is named in Section 1.1). "Guarantor" means the guarantor or guarantors named in
Section 1.1.
(g) Exhibit "E" - Exclusive.
(h) Exhibit "F" - Environmental Indemnification Compliance.
(j) Exhibit "G" - Notice to Contractor, Memorandum of Lease.
(j) Exhibit "H" - Landlord's Personal Property.
(k) Exhibit "I" - Forklift Use Agreement.
(l) Exhibit "J"- Lease Extension Agreement.

     1.4 THE PROPERTY; THE LANDLORDS SITE; LANDLORD'S BUILDING. The "Property' means the land described in Exhibit "A" and improvements hereon constituting an integrated retail and marina facility, as the same may be modified from time to time. The structure or structures shown on Exhibit "B" as "Landlord's Building", as the same may be altered, reduced or expanded from time to time, is hereinafter called the "Landlord's Building." The owners of the Property may at any time and from time to time change the shape, size, location, number, height and extent of the improvements in the Property and eliminate or add any improvements to any portion of the Property and add land thereto or eliminate land therefrom. Notwithstanding the foregoing, to the extent that the actual area of Tenant's Premises, as detailed in Exhibit "B", is reduced pursuant to such a change by Landlord, Tenant's Rent and other charges shall also be reduced accordingly.

1.5      GROSS LEASABLE AREA.

     (a) At the Commencement Date, GLA means, with respect to the Premises, the number of square feet set forth in section 1 .1(d) and, with respect to the Landlord's Building, the number of square feet set forth in section 1.1(e). GLA will change with additions or deletions to the Landlord's Building or the Premises.

     (b) If additions or deletions are made to the Premises or Landlord's Building and it becomes necessary to determine the GLA of the modified space, GLA is defined as the actual number of square feet of area on all levels for the exclusive use and occupancy by the occupant thereof, including, without limitation, any mezzanines used for the sale of goods or services and any basements and balconies (but excluding Common Areas and excluding stock mezzanines and Property management office space) measured from the exterior face of exterior walls, the exterior face of service corridor walls and the centerline of interior demising walls. No deduction shall be made for columns, stairs, elevators or any interior construction or equipment.

ARTICLE 2. PREMISES

     2.1 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises for the Term, at the rent, and upon the covenants and conditions herein set forth.

     2.2 PREMISES DEFINED. The term "Premises" means The space situated in The Landlord's building and around the Landlord's building as such area is shown cross-hatched in Exhibit "B". With respect to building area, the "Premises" shall consist of the space there at within the walls, structural floor and the bottom of the roof of the Landlord's Building excepting the second and third floor of the building known as the "maintenance building". With respect to areas around the building areas such as, without limitation, the parking lot areas of Landlord, Tenant agrees that such areas shown cross-hatched in Exhibit "B" will be included in the "Premises" so long as Tenant's use does not significantly impair vehicular and forklift traffic to and from Landlord's other buildings and structures. Tenant shall not construct any mezzanines (including stock mezzanines) without Landlord's written consent.


     2.3 DELIVERY OF PREMISES. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises when Landlord advises Tenant in writing that the Landlord's Work in the Premises (if any) has been sufficiently completed to permit Tenant's Work to begin or Tenant takes possession of the Premises, whichever first occurs, and Landlord's notice thereof shall constitute such delivery of the Premises without further act by either party. On said delivery of Premises to the Tenant and the commencement of the Tenant's work, the Tenant shall execute and deliver to the Landlord a Certificate of Estoppel noting the date of delivery and rental commencement date. Failure to deliver said Estoppel in accordance with Section 21.1 hereof shall be considered an event of Tenant default.


     2.4 OPENING OF PREMISES. On or before delivery of possession of the Premises to Tenant, Tenant shall commence that Tenant's Work specified in Exhibit "C", if any, diligently and continually proceed to completion in accordance with the Lease, and open for business on or before the Commencement Date specified in Section 1.1 (j). By opening for business, Tenant shall be deemed to have acknowledged that all work required to be preformed by Landlord in connection with the premises and any and all other obligations to be preformed by Landlord on or before the opening of the Premises have been fully performed.


     2.5 POSSESSION. Tenant agrees that it shall, with due diligence and all reasonable commercial promptness, proceed to install such fixtures and equipment to perform such work as shall be necessary or appropriate in order to prepare The Demised Premises for the opening of business. The work to be performed by the Tenant is set forth on Exhibit "C" which is appended hereto and incorporated herein by reference. The agreement of Landlord and Tenant concerning construction of the Demised Premises is set forth in Exhibit "C and C-2" which is appended hereto and incorporated herein by reference. In the event that, for whatever reason, Tenant does not fully open the Demised Premises for the conduct of its business as set forth in Article 3 hereof within the period of time noted in 1.1 (j) after receiving delivery of the Demised Premises from Landlord, as provided in Paragraph 2.3 hereof, Landlord, in addition to all other remedies given to it hereunder, shall have the option of terminating this Lease by giving Tenant written notice of such termination; and in such event this Lease shall be terminated unless by the date of the giving of said written notice, Tenant shall have actually opened the Demised Premises for the conduct of its business.

                                                  ARTICLE 3. TERM

     3.1 TERM OF THIS LEASE. The Term of this Lease shall commence on the earlier of the date on which the Tenant opens for business or the date specified in Section 1.1 (j) (the "Buildout Period") and shall continue for the number of months or years set forth in Section 1.1(b).
                                                  ARTICLE 4. RENT

     4.1 TENANT'S AGREEMENT TO PAY RENT. Tenant hereby agrees to pay Minimum Rent and Additional Rent. The term "Rent" includes the Minimum Rent and Additional Rent.

     4.2 MINIMUM RENT. The minimum amount of rent Tenant shall pay Landlord for The first Lease Year is the amount set forth in Section 1.1(r). (the "Minimum Rent"). Minimum Rent for the period from the Commencement Date to the first day of the month following such date shall be prorated on a daily basis and shall be payable with and in addition to the first installment of Minimum Rent. The Minimum Rent for each Lease Year shall be payable in monthly installments, in advance, on the first day of each calendar month. The first installment of Minimum Rent shall be due on execution of this Lease by Tenant.

     4.3 LEASE YEAR DEFINED. The "First Lease Year" means the period beginning on the Commencement Date and ending on the last day of the twelfth full calendar month thereafter. "Lease Year" means each successive twelve (12) month period after the First Lease Year occurring during the term.

     4.4 MINIMUM ANNUAL RENT CUMULATIVE INCREASES. Commencing The second Lease Year and continuous yearly thereafter, the minimum annual rent shall increase an amount equal to the previous year's minimum rent multiplied by the current Consumer Price Index however, the increase shall not be less than 3% nor more than 8%, payable as outlined in Section 4.2.

     4.5 PERCENTAGE RENT. Percentage Rent is not paid or collected as a part of this Lease.

     4.6 MONTHLY PAYMENT OF PERCENTAGE RENT; YEAR-END ADJUSTMENT. Percentage Rent is not paid or collected as a part of this Lease.

     4.7 GROSS SALES: Tenant is not required to report gross sales as a condition of this Lease

     4.8 TENANTS RECORDS AND STATEMENTS OF GROSS SALES. Tenant is not required to report gross sales as a condition of this Lease

     4.9 ADDITIONAL AUDIT RIGHTS. N/A

     4.10 ADDITIONAL RENT. Tenant shall pay, as additional rent (herein sometimes collectively called "Additional Rent") all sums of money or charges of whatsoever nature (except Minimum Rent and Percentage Rent) required to be paid by Tenant to Landlord pursuant to this lease, whether or not the same is designated as "Additional Rent."

     4.11 WHERE RENT PAYABLE AND TO WHOM; NO DEDUCTION; LATE CHARGE. Rent payable by Tenant under this Lease shall be paid to Landlord on or before the first day of each month without prior demand therefor (except where such prior demand is expressly provided for in this Lease), without any deductions, set offs or counterclaims whatsoever, at the place to which notices are to be sent to Landlord pursuant to Section 26.3 or to such payee and at such place as may be designated by Landlord to Tenant in writing at least ten (10) days prior to The next ensuing Minimum Rent installment payment date. If any payment of Rent or other charges due hereunder is not received by Landlord in good funds on or before the seventh (7) day of the month, Tenant will pay to Landlord the default rate Section 1.1(m) in addition to the amount due. In addition to such interest, if Tenant shall fail to pay any monthly installment of rent by the seventh (7) day of the month, a "late charge" equal to one (1.0%) of said monthly installment of rent shall be assessed. Furthermore, if Tenant shall pay rent with a bank draft without sufficient funds in his account when presented for payment, then said installment shall be considered late and Tenant shall be subject to the "late charge" detailed herein plus the amount charged to the Landlord by its bank for processing the non-sufficient fund bank draft.

ARTICLE 5. TAXES AND ASSESSMENTS

     5.1 TENANT'S PROPORTIONATE SHARE OF TAXES. Tenant shall not be responsible for the payment to Landlord, as Additional Rent, Tenants Proportionate Share of all real estate and other ad valorem taxes and assessments of every kind and nature (including, but not limited to, general and special assessments, foreseen as well as unforeseen) with respect to the land described on Exhibit "A" and improvements located thereon.

     5.2 PAYMENT BY TENANT. N/A

     5.3 RENT TAX. Should any governmental taxing authority acting under any present or future law, ordinance or regulation levy, assess or impose a tax, excise or assessment (other than an income or franchise tax) upon or against or measured by the Rent, or any part of it, Tenant shall pay such tax, excise and/or assessment when due or shall on demand reimburse Landlord for the amount thereof, as the case may be.

ARTICLE 6. TENANT'S CONDUCT OF BUSINESS

     6.1 HOURS. Tenant agrees that, from and after the Commencement Date, Tenant will keep its entire store in The Premises open for business with the public daily during such hours as are customary in the Property (including Saturday hours), but in no event shall Tenant be required to be open for business on New Year's Day, Christmas, Thanksgiving or, or before 7:30 a.m. or after 7:30 p.m. on any day. The requirements of this Section shall not be applied when the Tenant is prevented from operating by strike, casualty, governmental regulation, or cause beyond the reasonable control of Tenant.

                                            ARTICLE 7. USE OF PREMISES

     7.1 SOLE USE AND TRADE NAME. Tenant shall use the Premises for the purpose specified in Section 1.1(k) and for no other purpose whatsoever and shall conduct its business in the Premises solely under the trade name specified in
Section 1.1(a).

     7.2 REQUIREMENTS AND RESTRICTIONS. Except as specifically allowed and detailed in Exhibit "C2", Tenant agrees that it:

     (a) will not, without Landlord's consent, conduct or permit to be conducted any auction, fire, bankruptcy or going-out-of-business sales, or similar type sale, in connection with the Premises; provided however, that this provisions shall not restrict the absolute freedom of Tenant to determine its own selling prices nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales;


     (b) will not use or permit the use of any apparatus for sound reproduction or transmission or of any musical instrument in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Premises; will not utilize an advertising medium within the Property which can be seen, heard or experienced outside Premises, including, but not limited to, flashing lights, search lights, loudspeakers, phonographs, radio, or television; will not display, paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Property, will not distribute, or cause to be distributed, in the Property any handbills or other advertising devices; and will not conduct or permit any activities that might constitute a nuisance;


     (c) will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises; will not cause or permit strong, unusual, offensive, or objectionable noise, odors, fumes, dust or vapors to emanate or be dispelled from the Premises; will not burn trash or store or permit accumulations of any trash, garbage, rubbish or other refuse outside of the Premises except on compactors or other receptacles approved by Landlord;


     (d) will not load or permit the loading or unloading of merchandise, supplies or other property, nor ship, nor receive, outside the area entrance designated therefor by Landlord from time to time; will not permit the parking or standing, outside of said area, of trucks, trailers or other vehicles or equipment engaged in such loading or unloading in a manner to interfere with the use of Common Areas or any pedestrian or vehicular use and good real estate management practice;

     (e) will not paint or decorate any part of the exterior of the premises, or change the architectural treatment thereof, or install any visible productive devices such as burglar bars or security shutters or window tinting, without first obtaining Landlord's written approval; and will remove promptly upon order of Landlord any paint, decoration or protective device which has been applied to or installed upon the exterior or the Premises without Landlord's prior approval, or take such other action with reference thereto as Landlord may direct;

     (I) will keep the inside and outside of all glass in the doors and windows of the Premises clean; will not place or maintain any merchandise, vending machines or other articles in the vestibule or entry of the Premises, on the foot walks adjacent thereto or elsewhere on the exterior thereof; will maintain the Premises at its own expense in a clean, orderly and sanitary condition and free of insect, rodents, vermin and other pests; and will keep refuse in proper containers on the interior of the Premises until removed from the Premises;

     (g) will comply with all laws, rules, regulations, orders and guidelines relating to the Premises and will not use or permit the use of any portion of the Premises for any unlawful purpose;

     (h) will not place, permit or maintain on the exterior walls or roof of the Premises any sign, advertising matter, decoration, lettering, insignia, emblems, trademark or descriptive material (herein called "Signs") and will not permit any Signs to remain or be placed on any window or door or the Premises unless the same have been approved in writing by Landlord; and will maintain any and all Signs as may be approved in good condition and repair at all times, Landlord reserving the right to do so at Tenant's expense if Tenant fails to do so after five (5) days' notice from Landlord;

     (i) will keep the display windows in the Premises electrically lighted and any and all electric signs lighted during all other periods that a majority of tenants are open for business in the Property; and

     (j) will not use the sidewalks adjacent to the Premises, or any other space outside of the Premises, for the sale of display of any merchandise or for other business, occupation or undertaking.

     7.3 EFFECT ON LANDLORD'S INSURANCE. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord, or which will cause an increase in The insurance rates upon any portion of the Property. If Tenant violates any prohibition provided for in The first sentence of This Section, Landlord may, without notice to Tenant, correct the same at Tenant's expense. Tenant agrees to pay to Landlord as Additional Rent on demand the amount of any increase in premiums for insurance resulting from any violation of the first sentence of this section, even if Landlord shall have consented to the doing of or keeping of anything on the premises which constitutes such a violation (but the payment of such Additional Rent shall not entitle Tenant to violate the provisions of the first sentence of this Section).

                                              ARTICLE 8. COMMON AREAS

     8.1 USE BY TENANT; MAINTENANCE. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged during the Term to use Common Areas for their respective intended purposes in common with other persons. Notwithstanding the foregoing, Common Areas shall explicitly not be used for storage of any kind, including, but not by way of limitation, the storage of boats, trailers, automobiles, etc. Tenant hereby acknowledges that Tenant's use of Common Area Parking Lot not within Tenant's demised area as described in Exhibit B is allowed at the discretion of the Landlord and may be terminated at any time with twenty-four (24) hour notice. Landlord's discretion in this matter is sole and absolute and Landlord's right of termination may not be waived by any act, whether voluntary or involuntary. Landlord agrees to maintain the Common Areas in good condition and keep the same property lighted (at a candlepower reasonable for security type lighting) during periods that a majority of the GLA in the Property is open for a reasonable period thereafter.

     8.2 COMMON AREAS DEFINED. "Common Areas" means all areas, facilities, and improvements provided in the Property from time to time for the convenience and use of patrons of the Property, and shall include but not be limited to, the parking areas and facilities, sidewalks, stairways, service corridors, truck ways, ramps, loading docks, delivery areas, landscaped areas, access and interior roads, and lighting faculties.


     8.3 RULES AND REGULATIONS. Tenant agrees to comply with such reasonable rules and regulations as Landlord may deem necessary or advisable for the proper and efficient use, operation and maintenance of the Common Areas, provided that all rules and regulations affecting Tenant and its invites and employees shall apply equitably and without discrimination to all Tenants of Landlord's Building.


     8.4 LANDLORD'S CONTROL. Landlord shall at all times during The term have The sole and exclusive control, management and direction of the Common Areas, and may at any time and from time to time during the Term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invites of either who make use of the said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant in and to the Common Areas shall at all times be subject to the rights of others to use the same in common with Tenant. Landlord may, at anytime, and from time to time close all or any portion of the Common Areas to make repairs or changes and, to the extent necessary in the opinion of the Landlord, to prevent a dedication thereof or the accrual of any rights to any person or to the public therein. Landlord shall have the sole and absolute right to determine the location of the Common Areas and to change the location, size and/or boundaries at anytime. Landlord may close temporarily any or all portions of The Common Areas to discourage non-customer parking and use and to do and perform such other acts in and to the Common Areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by occupants and tenants, their employees and invites.


     8.5 EMPLOYEE PARKING. Landlord may from time to time designate a particular parking area or areas to be used by its tenants. If it does so, Tenant and its employees shall park their vehicles only in those portions of the Property designated for that purpose by Landlord. Tenant shall furnish Landlord with a list of Tenant's and its employees' vehicle license numbers within fifteen (15) days after Landlord delivers possession of the Premises, and Tenant shall thereafter notify Landlord of any and all changes, additions and deletions to or from such list within five (5) days after each such change occurs. If Tenant or any of its employees fail to park their vehicle in designated parking areas, Landlord may give Tenant notice of such violation and, if the violation is not corrected within two (2) days after said notice is given, Tenant shall pay to Landlord an amount equal to ten Dollars ($10.00) per day for each violating vehicle calculated from and including the day on which notice was given, to and including the day when all violations by Tenant and its employees cease. If, from time to time after such cessation, Tenant or any of its employees violate this Section. Landlord need not give Tenant any further notice of violation, and the said Ten Dollars ($10.00) per day violating vehicle charge shall commence against Tenant for each violating vehicle immediately upon such further violation and run until such violation ceases. All amounts due under the provisions of this Section shall be payable by Tenant on demand as Additional Rent within ten (10) days after demand therefor. Tenant hereby authorizes Landlord to tow or haul away from the Property all violating vehicles belonging to Tenant or its employees, or to attach violation notices to such cars, or to do both, and if such right is exercised agrees to reimburse Landlord for the cost of doing so. Tenant shall notify each of its employees of the provisions of this Section prior to their commencing any employment connection with the Premises.


     8.6 LANDLORD'S USE OF COMMON AREAS. Landlord shall at all times have the right to utilize the Common Areas, or any part thereof, for promotions, exhibits, carnival type shows, rides, outdoor shows, displays, and other product shows, the leasing of kiosks and food facilities, landscaping, decorative items, and any other use which, in Landlord's judgment, tends to attract customers to or benefit the customers of the Property and does not materially interfere with Tenant's business or the parking available for use by Tenant's customers.


     8.7 COMMON AREA COSTS. Common Area Costs are not paid or collected as a part of this Lease.


     8.8 TENANT'S PROPORTIONATE SHARE OF COMMON AREA COSTS. Common Area Costs are not paid or collected as a part of this Lease.


ARTICLE 9. HAZARDOUS SUBSTANCES

     9.1 RESTRICTION ON USE. Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation, handling or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any governmental authority, or which, even if not so regulated, may or could pose a hazard to the health or safety of persons on The Premises or other tenants or occupants of the Property or property adjacent Thereto, and no such chemical, material or substance shall be brought unto the Premises without the Landlord's express written approval. Tenant agrees that it will at all times observe and abide by all laws and regulations relating to the handling of such materials and will promptly notify landlord of (a) the receipt of any warning notice, notice of violation, or complaint received from any governmental agency or third party relating to environmental compliance and (b) any release of hazardous materials on the Premise. Tenant shall carry out, at its sole cost and expense, any relegation required as a result of the release of any hazardous substance by Tenant or by Tenant's agents, employees, contractors or invites, from the Premises. Notwithstanding the foregoing, the Tenant shall have the right to bring on to the Premises reasonable amounts of cleaning materials and the like necessary for the operation of the Tenant's business, but Tenant's liability with respect to such materials shall be as set forth in this Article.

     9.2 LANDLORD'S REPRESENTATION. Landlord represents that it has no actual knowledge of any toxic or hazardous substance (as described in Section 9.1) on the Premises as of the date of this Lease.

     9.3 INDEMNIFICATION. Tenant agrees to indemnify and save the Landlord harmless from all liability, costs and claims, including attorneys' fees, resulting from any environmental contamination on the Premises caused by Tenant or its agents, contractors, employees or invites, including the cost of relegation and defense of any action for any violation of the provisions of
Section 9.1.


     9.4 SURVIVAL. The provisions of this Article shall survive the termination of this lease.


ARTICLE 10. ALTERATIONS TO PREMISES

     10.1 ALTERNATIONS; MEZZANINES; DAMAGES. Tenant shall make no structural alterations, additions, or changes in or to the Premises without Landlord's prior written consent, which may or may not be withheld at Landlord's sole option. In no event shall Tenant make or cause to be made any penetration through any roof, floor or exterior or corridor wall without the prior written consent of Landlord. Tenant shall be responsible for any and all damages resulting from any alteration, addition or change Tenant makes, whether or not Landlord's consent therefor was obtained. Any and all alterations, additions and changes made to the Premise which are consented to by Landlord shall be made under the supervision of a competent licensed architect or competent licensed structural engineer and in accordance with plans and specification approved in writing by the Landlord before the commencement of the work and all necessary governmental approvals and permits, which approvals and permits Tenant shall obtain at its sole expense. All work with respect to any alterations, additions and changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of the work. Any and all work done by Tenant without Landlord's consent shall be returned to its original condition at Tenant's expense upon request by Landlord.


     10.2 COMPLIANCE WITH LAWS. Any permitted changes, alterations and additions made by Tenant shall be performed strictly in accordance with applicable laws, rules, regulations and building codes relating thereto. Tenant shall have the work performed in such a manner so as not to obstruct the access to the Premises or to the premises of any other tenant or obstruct the Common Areas.

     10.3 INSURANCE AND RECONSTRUCTION. In the event Tenant shall make any alterations, additions or changes to the Premises, none of such alterations, additions or changes need be insured by Landlord under such insurance as Landlord may carry upon the Landlord's building, nor shall Landlord be required under any provisions of this Lease to reconstruct or reinstall any such alterations, additions or changes in the event of casualty loss.


                                  ARTICLE 11. LIABILITY. INDEMNITY AND INSURANCE

     11.1 LANDLORD'S LIABILITY. Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of any persons or damage to any property on or about the Premises from any cause whatsoever.

     11.2 INDEMNIFICATION BY TENANT. Tenant hereby agrees to indemnify and save Landlord harmless from all claims, actions, demands, costs and expenses and liability whatsoever, including any reasonable attorneys' fees, on account of any damage or liability occasioned in whole or in part by any use or occupancy of the Premises or by any act or omission of Tenant, its agents, contractors, servants, employees or invites. Tenant shall not be liable for damage or injury occasioned by the affirmative negligence or willful acts of the Landlord or its agents, contractors, servant or employees unless such damage or injury arises from perils against which Tenant is required by this Lease to insure and then only to the extent of such insurance.


     11.3 MUTUAL WAIVERS. Landlord and Tenant hereby waive any rights they may have against each other on account of any loss of damage occasioned to Landlord or Tenant, as the case may be, their property, the Premises, its contents, or arising from any risk covered by fire and extended coverage insurance. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. This release shall be effective only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Each party agrees that its insurance policies will include such a clause only for so long as it is includable without extra cost or, if extra cost is chargeable therefor, only so long as the other party pays such extra cost. If extra cost is chargeable therefor, the party will advise the other of the amount thereof and the other party may, but shall not be obligated to, pay such charge.


11.4 TENANT'S INSURANCE.

     (a) Tenant agrees that, from and after the date of delivery of the Premises to Tenant, Tenant will carry at its sole cost and expense the following types of insurance, in the amounts specified and in the form hereinafter provided for:

     (1) Public Liability and Property Damage Insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage including sudden and accidental coverage for environmental and/or ecological damage and its remediation expenses occurring upon, in or about the Premises (Tenant shall procure said insurance for sudden and accidental environmental and/or ecological damage and its remediation expenses and shall deliver copy of policy naming Landlord as insured and until such time, Tenant's Guarantor, D. Thomas Grane shall provide an unlimited personal guaranty for the risks that would be covered by such a policy. In the event that Tenant fails to deliver the insurance or the guaranty amendment to Landlord by said date, Landlord may terminate this Lease at its sole and complete option) such insurance to afford protection to the limit of not less than $2,000,000.00 in respect of injury or death of any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $1,000,000.00 in respect to any instance of property damage. The insurance coverage required under this Section 11 .4(a)(1) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 .2; and


     (2) Tenant improvements and Property Insurance covering all of the items owned by Tenant included in Tenant's Work, Tenant's leasehold improvements, Tenants new and used boat inventory, trade fixtures, signage and Tenant's and Landlord's personal property from time to time in, on or upon the Premises and, to the extent not covered by Landlord's similar insurance, alterations, additions or changes made by Tenant pursuant to Article 10, in an amount not less than their full replacement cost from time to time during the Term, providing protection against all perils, including, but not by way of limitation, windstorm coverage, within standard forms of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. With the exception of proceeds from policies insuring Tenants personal property and inventory which shall be made available to Tenant, any policy proceeds from such insurance shall be held in trust by Tenant for the repair, reconstruction, restoration or replacement of the property damaged or destroyed, unless this Lease shall cease and terminate under the provisions of Article 12.

     (b) All policies of insurance provided for in Section 11.4(a) shall be issued in a form acceptable to Landlord by insurance companies with general policyholder's rating of not less than A and a financial rating of AAA as rated in the most currently available "Best Insurance Report" and qualified to do business in the state in which the Premises is located. Each such policy shall be issued in the names of Landlord and Tenant and any other parties in interest from time to time designated in writing by notice by Landlord to Tenant. Said policies shall be for the mutual and Joint benefit and protection of Landlord and Tenant and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give Landlord at least thirty (30) days' notice in writing in advance of any cancellation, or lapse, or the effective date of any reduction in the amounts, or insurance. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant and shall contain minimum limits of $2,000,000.00 on account of bodily injury or death as a result of and one accident occurrence or disaster and $1,000,000.00 on account of damage to property. Any insurance provided for in
Section 11.4(a) may be effected by a policy of blanket insurance, covering additional items or locations of insured; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interest may appear;
(ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies except any covering the risks referred to in Section 11 .4(a)(1) shall specific therein or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in Section 11 .4(a)(2); and (iv) the requirements set forth herein are otherwise satisfied.

     (c) Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance and require full copies of same by Tenant for any and all policies of Tenant covering risks upon the Premises for which policies or exact and full copies thereof are not previously delivered to Landlord.

11.5     LANDLORD'S INSURANCE.

     (a) Landlord shall at all times during the Term maintaining in effect a policy or policies on insurance covering the Landlord's Building and the Common Areas (excluding Tenant improvements and property required to be insured by Tenant pursuant to Section 11.4 (a)(2) in an amount not less than the full replacement cost (exclusive of the cost of excavations, foundations and footings), providing protection against perils included within standard forms of fire and extended coverage insurance policies, together with insurance against sprinkler damage, vandalism, and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductible as Landlord may from time to time determine and public liability insurance in such amounts as Landlord deems to be reasonable.

     (b) Landlord may carry rent insurance with respect to the Premises in an aggregate amount equal to not more than twelve (12) times the sum of (i) the monthly requirement of Minimum Rent, plus (ii) the sum of the amounts estimated by Landlord to be payable by Tenant for Additional Rent and Percentage Rent for the month immediately prior to the month in which the policy is purchased or renewed.

     (c) Any insurance provided for in Sections 11 .5 (a) or (b) may be effected by a policy or policies of blanket insurance, covering additional items or locations of insured, provided that the requirements of Section 11.5(a) and otherwise satisfied.

     (d) Tenant shall not be required to pay Tenant's Proportionate Share of premiums for the insurance provided for in this Article. Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of payment by Tenant of its proportionate share, if any, of the premium for such insurance be entitled to be a named insured thereunder.

     11.6 COMPLIANCE WITH INSURANCE AND GOVERNMENTAL REQUIREMENTS. Tenant and Landlord, respectively, represent to each other that each has no knowledge of any existing violation with any insurance underwriters, public or private body or governmental authority as of the date hereof. Tenant agrees at its own expense to comply with all recommendations and requirements with respect to the Premises, or its use or occupancy, of the insurance underwriters and any similar public or private body, and any governmental authority having jurisdiction over insurance rates with respect to The use of occupancy of the Property, including, but not limited to, installation of fire extinguishers or automatic dry chemical extinguishing systems, any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or the location of partitions, trade fixtures or other contents of the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for the cost, if any, associated with the correction of any problem or requirement in existence as of March 5,1997 relating to the "Used Boat Area" previously leased to Seagate Marine Sales, Inc.

     11.7 LIMIT OF LANDLORD'S RESPONSIBILITY. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying space in any other part of the Property, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage caused by water leakage, or loss of property within the Premises from any cause whatsoever except Landlord's gross negligence or willful acts.

                                            ARTICLE 12. RECONSTRUCTION

     12.1 LANDLORD'S DUTY TO RECONSTRUCT. In the event that less than 25% of the area comprising Landlord's Building that is leased to Tenant is damaged or destroyed by any of the risks against which Landlord has procured insurance, regardless of said insurance, Landlord shall be required to commence to repair, reconstruct and restore or replace Landlord's Building provided that Landlord is able to obtain all necessary permits and local and governmental approvals therefor. However, in no event shall Landlord be liable for interruption to business of Tenant or for damage to or repair, reconstruction, restoration or replacement of any of those things which Tenant is required to insure pursuant to Section 11 .4(a)(2).

     12.2 TENANT'S DUTY TO RECONSTRUCT. If any item which Tenant is required to insure pursuant to Section 11.4 (a)(2) is damaged or destroyed by any of the risks referred to therein, Tenant shall, within one hundred twenty (120) days thereafter (unless Landlord terminates this Lease pursuant to Section 12.3), commence to repair, reconstruct and restore or replace said matters and prosecute the same diligently to completion.

     12.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease upon giving written notice to Tenant of exercise thereof within thirty (30) days after the Landlord's Building is damaged or destroyed if:

     (a) no part of the Premises remains tenantable after damage or destruction thereof from any cause; or

     (b) the damage or destruction of the Landlord's Building occurs within the last (2) months of the Lease Term; or

     (c) twenty five percent (25%) or more of the area comprising Landlord's Building that is leased to Tenant immediately after the damage or destruction is rendered untenantable;

     Unless terminated, this Lease shall continue in full force and effect, and Landlord and Tenant shall perform their respective obligations under Sections
12.1 and 12.2 Upon any termination of this Lease under any of the provisions of this Section, the Rent shall be adjusted as of the date of such termination and the parties shall be released therefrom without further obligation to the other party coincident with the surrender of the possession of the Premises to the Landlord, except for items which have theretofore accrued and are then unpaid.

     12.4 ABATEMENT OF RENT. If this Lease is not terminated by Landlord pursuant to Section 12.3 and if the Premises have been rendered wholly or partially untenantable by such damage or destruction, then the Minimum Rent and the Additional Rent payable by Tenant under this Lease during the period the Premises are untenantable shall be abated in direct proportion to the percentage of the GLA in the Premises which is untenantable.

     12.5 TENANT'S RIGHT TO TERMINATE. If Landlord chooses to restore and fails to commence the restoration within 120 days after the casualty, Tenant shall have the right to terminate this Lease by notice to Landlord given prior to Landlord's commencement of construction.

ARTICLE 13 MAINTENANCE OF PREMISES

     13.1 LANDLORD'S DUTY TO MAINTAIN. Landlord will keep the exterior walls, roof, structural columns and structural floor or floors (excluding outer floor and floor coverings, walls installed at the request of Tenant, doors, windows and glass) in good repair. Notwithstanding the foregoing provisions of this Section, Landlord shall not in any way be liable to Tenant on account of its failure to make repairs unless Tenant shall have given Landlord written notice of the necessity for such repairs and has afforded Landlord a reasonable opportunity to effect the same after such notice and provided that any damage arising therefrom shall not have been caused by the negligence or willful act or omission of Tenant, its concessionaires, offices, employees, licensees or contractors (in which event Tenant shall be responsible therefor) or have been caused to any of the items Tenant is required to insure pursuant to Article 11.


     13.2 TENANT'S DUTY TO MAINTAIN. Tenant will, at its own cost and expense, maintain the Premises (except that part Landlord has agreed to maintain) and the Landlords Personal Property in Exhibit "H" in good and tenantable condition, and make all repairs to the Premises, personal property and every part thereof as needed. Tenant's obligations under this Section shall include, but not be limited to, modifying, repairing and maintaining items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen), interior walls and glass, and the interior portions of exterior walls, ceilings, utility meters, pipes and conduits within the Premises, and all utility meters, and all pipes and conduits outside the Premises between the Premises and the service meter, all fixtures, heating, ventilating and air conditioning equipment (whether such heating, ventilating and air conditioning equipment is located inside or outside the Premises), garbage collection servicing the leased Premises, sprinkler equipment and other equipment within the Premises, the store fronts and all exterior glass, all Tenant's signs, locks and closing devices, and all window sash, casement or frames, doors and door frames; provided that Tenant shall make no adjustment, alteration or repair of any part of any sprinkler or sprinkler alarm system in or serving the Premises without Landlord's prior approval. At Landlord's option and upon prior written notice from Landlord to Tenant, Tenant shall contract with a service company approved by Landlord for the preventative maintenance of the heating, ventilating and air conditioning equipment, and a copy of the service contract shall be furnished by Tenant to Landlord within ten
(10) days after Tenant's opening for business and a copy of any subsequent contract shall be furnished by Tenant to Landlord within ten (10) days after the same becomes effective. Such service contract must provide for at least six (6) visits, inspections and service each year and the regular changing of filters. All broken glass, both exterior and interior, broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall permit no wastes, damage or injury to the Premises and Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including the painting or refinishing of all areas of the interior and the store front, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. Tenant will not overload the electrical wiring serving the Premises and will install, at its expense, but only after obtaining Landlord's written approval, any additional electrical wiring which may be required in connection with Tenant's apparatus.

     Without limitation of the terms and conditions of this Section, Tenant shall be responsible for the repair (and cost of repair) to the overhead doors at the Service Building. Upon Tenants completion of said repair and Landlord's satisfactory inspection of said repair, Landlord shall issue a credit to Tenant in the amount of $1,000.00 to be applied against Tenant's next Rent payment due hereunder.

     13.3  LANDLORD'S  REPAIR OF PREMISES.  Except as  specifically  detailed in
Article 13.1, Landlord shall be under no obligation to make any repairs, replacements, reconstruction, alterations, renewals, or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises. Notwithstanding the foregoing, Landlord shall be under no obligation to make any additional repairs to said doors after the initial repair.

     13.4 LANDLORD'S RIGHT OF ENTRY AND USE. Landlord and its authorized representative may enter the Premises at any and all times during usual business hours for the purpose of inspecting the same. Tenant further agrees that Landlord may from time to time go upon the Premises and make any repairs to the Premises or to any utilities, systems or equipment located in, above or under the Premises. Nothing herein shall imply any duty on the part of Landlord to perform any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same. In the event Landlord performs or causes any such work to be performed, Tenant shall pay the cost thereof to Landlord forthwith as Additional Rent upon receipt of a bill therefor. Landlord may install pipes, ducts, conduits, wires and other mechanical equipment serving other portions, tenants and occupants of the Property, under or above the Premises, without the same constituting an actual or constructive eviction of Tenant. Landlord may also go in the Premises at all times for the purpose of showing the Premises to prospective purchasers, mortgagees and tenants. Provided that Landlord and Tenant are not able to reach an agreement for the extension of this Lease in accordance with Schedule "J" attached hereto, during the last one (1) months of the Term or at the time that Tenant has notified Landlord that it will not seek to renew said Lease, which ever is earlier, Landlord may advertise the Premises for rent in any manner whatsoever and Landlord may place on the exterior of the premises a "For Rent" sign, which shall not be obliterated or hidden by Tenant. No exercise by Landlord of any rights provided in Article 13 shall entitle Tenant to any damage for any inconvenience, disturbance, loss of business or other damage to Tenant occasioned thereby, nor to any abatement of Rent, Landlord will exercise its right under this Section in a manner that will not cause unreasonable interference with Tenant's business.

     13.5  CONFLICTS.  If there is a conflict  between  the  provisions  of this
Article 13 and Article 12, the provisions of Article 12 shall govern.


                             ARTICLE 14. UTILITIES, GARBAGE DISPOSAL & SERVICES

     14.1 WATER, SANITARY SEWER, TELEPHONE AND ELECTRIC SERVICE. Tenant shall pay for all telephone and electric services used within the Premises and make such deposits to assure service and may be required by the utility company providing the same. Landlord shall pay for all water and sanitary sewer service for use in the Premises as same is currently installed.


     14.2 VENDORS SELECTED BY LANDLORD. Landlord shall have the right to designate vendors to provide utility services and garbage collection services to the Premises, provided the cost of such service is competitive in the vicinity of the Property.

     14.3 GARBAGE COLLECTION. Tenant will, at Tenant's expense, contract with the service company designated by Landlord for the disposal of all trash and garbage from the Premises. Tenant will furnish to Landlord a copy of such contract prior to opening for business, and a copy of each renewal of such contract shall be furnished to Landlord at least seven (7)days prior to the expiration of the existing contract.


     14.4 SECURITY SERVICE. Landlord shall, at its sole cost and expense, provide a security person to patrol Landlord's property including the exterior of Tenant's Premises. Said security person shall be available on site for patrol from "dusk to dawn" or at all hours that at least one of Landlord's other employees are not present at the Property. Landlord shall (i) assume no liability for the actions or inactions of said security person, (ii) shall not be subject to any "care, custody or control" equitable actions in the court of law or otherwise for providing said service to Tenant or (iii) shall not be liable for any losses that Tenant may have from theft, vandalism, etc. Tenant shall not rely on said security service in order to minimize the need for full and adequate insurance against such perils as theft and vandalism.

                                                 ARTICLE 15. LIENS

     15.1 NO LIENS PERMITTED; DISCHARGE. The Landlord's property shall not be subject to liens for work done or materials used on the Premises made at the request of, or on order of or to discharge an obligation of, Tenant. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of lien by a party engaged by Tenant or Tenant's contractor to work on the Premises shall be filed against the Property or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharge within the period aforesaid, then, in addition to any other right or remedy, Landlord may discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding procedures. Any amount so paid by Landlord and all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, and including interest at the Default Rate, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand. Nothing herein shall obligate Tenant to pay or discharge any lien created by Landlord.

                                   ARTICLE 16. FIXTURES AND PERSONAL PROPERTY

     6.1 TENANT'S PROPERTY; REMOVAL. Tenant shall have the right, provided Tenant is not in default, at any time and from time to time during the Term, to remove any and all of its trade fixtures, signs and other personal property owned by Tenant which it may have stored or installed in the Premises, provided that any trade fixtures necessary for Tenant's operation shall be immediately replaced with similar personal property of comparable or better quality so as to render the Premises suitable for conducting the type of business specified in
Section 1.1(k). Tenant at its expense shall immediately repair any damage occasioned to the Premise by reason of installation or removal of any such trade fixtures, signs and other personal property. If this Lease expires or is terminated for any reason except termination by Landlord pursuant to Section
12.3 and Tenant fails to remove such items from the Premises prior to such expiration or termination, or if this Lease is terminated by Landlord pursuant to Section 12.3 and Tenant fails to remove such items from the Premises on or before fourteen (14) days after the effective date of such termination, then in any such event all such trade fixtures, signs and other personal property shall thereupon become the property of Landlord, without further act by either party hereto, unless Landlord elects to require their removal, in which case Tenant agrees to promptly remove same and restore the Premises to its prior condition at Tenant's expense.

     16.2 IMPROVEMENTS TO PREMISES. All improvements to the Premises by Tenant, including, but not limited to, the items furnished pursuant to Tenant's Work, alterations, changes and additions by Tenant, light fixtures, floor coverings and partitions, but excluding trade fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease; provided, however, that Landlord may designate by written notice to Tenant those alterations, changes and additions which shall be removed by Tenant at the expiration or termination of this Lease, in which event Tenant shall, at its expense, promptly remove the same and repair any damage to the Premises caused by such removal.

ARTICLE 17. ASSIGNMENT AND SUBLETTING

     17.1 RESTRICTIONS ON ASSIGNMENT. Tenant shall have no right to transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this Lease or the Tenant's interest in the Premises or any part thereof without Landlord's consent, which Landlord's consent shall not be unreasonably withheld. Any attempted transfer, assignment, subletting, license, or concession agreement, or hypothecation, without the Landlord's consent, shall be void and shall confer no rights upon any third person. Any transfer of this Lease from Tenant by merger, acquisition, consolidation, liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term "assignment" for the purposes of this Lease and, if done without the Landlord's consent, shall be a violation of this Section.

     17.2 CHANGE OF OWNERSHIP. If Tenant or any Guarantor is a corporation, unincorporated association or partnership, a transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership by any stockholder or partner so as to result in a change in the control thereof by the person, persons or entities owning a majority interest, therein as of the date of this Lease, shall be deemed to be an assignment of this Lease. This provision shall not be applicable to Tenant or to any Guarantor if it is a corporation whose voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in any recognized over-the-counter market.


ARTICLE 18. DEFAULTS BY TENANT

     18.1 EVENTS OF DEFAULT. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions, and agreements by it to be performed. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an "Event of Default") in this Lease.

     (a) any part of the Rent required to be paid by Tenant under this Lease shall at any time be unpaid for seven (7) days after written notice that rent is due;

     (b) Tenant fails in the observance or performance of any of its other covenants, agreements or conditions provided for in this Lease, and said failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (unless such failure cannot reasonably be cured within ten
(10) days and Tenant shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same);


    (c) Tenant fails, after the date on which it is required by this Lease to open the Premises for business with the public, to be open for business as required by this Lease, or vacates or abandons the Premises;

     (d) the estate created in Tenant hereby is taken in execution or by other process of law, or all or a substantial part of the assets of Tenant or any Guarantor is placed in the hands of a liquidator, receiver or trustee (and such receivership or trusteeship or liquidation continues for a period of thirty (30) days, or Tenant or any such Guarantor makes an assignment for the benefit of creditors, or admits in writing that it cannot meet its obligations as they become due, or is adjudicated a bankrupt, or Tenant or any such Guarantor institutes any proceedings under any federal or state insolvency or bankruptcy law as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Tenant or any such Guarantor seeks to be adjudicated as bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against Tenant or any such Guarantor under any such insolvency or bankruptcy law (and such proceeding not be removed within ninety (90) days thereafter). If any insolvency proceedings, such as those referred to in this Section 18.1(d) are instituted against Tenant, the Premises shall not become an asset in any such proceedings.


     18.2 LANDLORD'S REMEDIES. If any Event of Default occurs then and in such case Landlord may treat the occurrence of such Event as a breach of this Lease and, in addition to any and all other rights or remedies of Landlord in this Lease or by law or in equity provided, it shall be, at the option of Landlord, without further notice or demand to Tenant or any other person, the right of Landlord to:

     (a) declare the Term ended and to enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or thereunder;

     (b) bring suit for the collection of Rent as it accrues pursuant to the terms of this Lease and damages without entering into possession of the Premises or canceling this Lease;

     (c) retake possession of the Premises from Tenant by summary proceedings or otherwise, and to sue Tenant for an amount equal to the remaining Rent to become due during the Term (or any extension period then in effect). Alternatively, Landlord may, after such retaking of possession, relet the Premises or any portion thereof provided Landlord shall attempt to relet at the most favorable rate available. Tenant shall pay to Landlord all monthly deficits in Rent after any such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained until the expiration of the Term of this Lease. Such deficiency shall be calculated and paid monthly; Tenant shall have no right to any excess. Tenant shall also pay to Landlord any costs and expenses, including, but not limited to, reasonable brokerage commissions and reasonable attorneys' fees, incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rental received from such reletting. In the event of an entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation to remove therefrom all at any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof.

     18.3 ATTORNEY'S FEES AND COSTS. For any and all litigation arising from or in connection with this Lease, the prevailing party shall be entitled to the reimbursement and recovery of their costs and reasonable attorneys' fees from the other party, including reasonable attorneys' fees and costs in connection with trial, appellate proceedings, and any post judgment collection proceedings.

     18.4 RENT PAYABLE BY TENANT. For all purposes of Article 18, in determining the Rent which would be payable to Tenant hereunder subsequent to default, Rent for each month of the unexpired Rent shall be deemed to be the amount of Rent payable by Tenant during the one (1) month immediately preceding the Event of Default.

     18.5 TENANT'S PROPERTY TO REMAIN. If there is an Event of Default, all of the Tenant's fixtures, furniture, equipment, improvements, additions, alterations, and other personal property shall remain on the Premises and, in that event and continuing during the length of said default,

Landlord shall have the right take the exclusive possession of same and to use same, without cost, until all defaults are cured or, at its option, at any time during the term to require Tenant to forthwith remove same.


ARTICLE 19. LIABILITY OF LANDLORD

     19.1 LANDLORD'S DEFAULT. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty
(30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same). If Landlord defaults under this Lease, as a consequence of such default, Tenant may recover a money judgment against Landlord's right, title and interest in the Property as the same may then be constituted and encumbered. However, Landlord shall not be liable for any additional deficiency as Tenant shall have no right to levy execution against any additional property of Landlord.

     19.2 TRANSFER OF LANDLORD'S INTEREST. In the event of the sale or other transfer of Landlord's interest in the Premises (except in the case of a sale-leaseback financing transaction in which Landlord is the lessee), Landlord shall transfer and assign to such purchaser or transferee the Security Deposit and Landlord thereupon and without further act of either party shall be released from all liability and obligations hereunder arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or transfer. Tenant agrees to attorn to any successor, assign, mortgage or ground lessor of Landlord.

ARTICLE 20. SUBORDINATION AND ATTORNMENT

     20.1 SUBORDINATION OF LEASE. This Lease is subordinated to the lien of all mortgages, deeds of trust, security instruments, ground leases and easement agreements now or hereafter covering all of any part of the Property, and to all modifications, consolidations, renewals, replacements and extensions thereof, provide, however, that this lease shall not be subordinate to any mortgage other than a first mortgage without the consent of the holder of such first mortgage. Tenant also agrees that, if any mortgagee elects to have this Lease prior to the lien of its mortgage and signifies such election in the instrument creating its lien, or as separate recorded instrument, this Lease shall be prior in dignity to such mortgage.

     20.2 TENANTS ATTORNMENT. In the event of any proceedings brought for the enforcement of any mortgage or superior lease, Tenant shall, upon demand by the mortgagee or superior lessor, attorn to and recognize such mortgagee or lessor as Landlord under this Lease. In the event of a sale of assignment of Landlord's interest under this Lease or in the Premises, Tenant shall attorn to and recognize such purchaser or assignee as Landlord under this Lease without further act by Landlord or such purchaser or assignee.

     20.3  INSTRUMENTS  TO CARRY OUT INTENT.  Tenant  agrees  that,  in order to confirm the provisions of this Article, but in no way limiting the self-operative effect of said provisions, Tenant shall execute and deliver whatever instruments may be required for such purposes.

ARTICLE 21. ESTOPPEL CERTIFICATES

     21.1 TENANT'S AGREEMENT TO DELIVER. Within ten (10) days before Tenant opens for business in the Premises, and from time to time thereafter within ten
(10) days after request therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addressees as Landlord may designate (and any such addressee may rely thereon), a statement in writing certifying (if true) that the Lease is in full force and effect and unmodified or describing any modifications; that Tenant has accepted the Premises; that Landlord has performed all of its obligations under the lease arising prior to the date of the certificate; that there are no defenses or offsets against the enforcement of this Lease or stating with particularity those claimed by Tenant; stating the date to which Rent has been paid; and making such other true representations as may be reasonably requested by Landlord.

     21.2 FAILURE OF TENANT TO GIVE ESTOPPEL. If Tenant fails to give the estoppel certificate required by Section 21.1 within the time permitting thereby and fails to object in writing specifying with particularity the manner in which the requested estoppel certificate is untrue, it shall be conclusively deemed that the matters set forth in the requested estoppel are true and correct as of the date of the request.
                                            ARTICLE 22. QUIET ENJOYMENT

     22.1 FAITHFUL PERFORMANCE. Upon payment by the Tenant of the Rent herein provided for and upon the observance and performance of all of the agreements, covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

ARTICLE 23. SURRENDER AND HOLDING OVER

     23.1 DELIVERY AFTER TERM. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration or earlier termination of the term, broom clean, free of debris, in good order, condition and state of repair (except as may be Landlord's obligation under this Lease and ordinary wear and tear), and shall deliver the keys at the office of Landlord in the Property or to Landlord at the address to which notices to Landlord are to be sent pursuant to Section 25.3. If not sooner terminated as herein provided, this Lease shall terminate at the end of the term as provided for in Article 3 without the necessity of notice from either Landlord or Tenant to terminate the same, Tenant hereto waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over.

     23.2 EFFECT OF HOLDING OVER; RENT. If Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall upon demand pay to Landlord, as liquidated damages, a sum equal $25,000.00 per month (or any portion thereof) during any period which Tenant shall hold the Premises after the Term has expired.

                                             ARTICLE 24. CONDEMNATION

     24.1 ALL OF THE PREMISES TAKEN. If the whole of the Premises shall be taken either permanently or temporarily by any right of eminent domain or conveyance in lieu thereof (each being hereinafter referred to as "condemnation"), this Lease shall terminate as of the day possession shall be taken by the condemning authority, and Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent that may have been paid in advance for a period subsequent to the date of taking.

     24.2 LESS THAN ALL OF PREMISES TAKEN. If less than all but more than twenty percent (20.0%) of the GLA in the Premises is taken by condemnation or if (regardless of the percentage of the GLA in the Premises which is taken) the remainder of the Premises is not one undivided parcel of property, then in either event Landlord and Tenant shall have the right to terminate this Lease upon notice in writing to the other party within ninety (90) days after possession is taken by such condemnation. If this Lease is so terminated, it shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date with proportionate refund by Landlord of any Rent they may have been paid in advance for a period subsequent to the date of the taking. If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises so taken as of the day possession is taken by such authority, and Tenant shall pay Rent up to that day with a proportionate refund by Landlord of any Rent that may have been paid for a period subsequent to the date of the taking and, thereafter, the Rent shall be based on the remaining square footage of GLA in the Premises. Landlord agrees, at Landlord's cost and expense, as soon as reasonably possible, to restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking; provided that Landlord shall not be required to expend more on such restoration than the condemnation award received by Landlord (less all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award).

24.3     PROPERTY TAKEN.

     (a) If any part of the Property (including any easement appurtenant to Landlord's interest therein) is taken by condemnation so as to render, in Landlord's judgment, the remainder unsuitable for use as a retail and marine facility, Landlord shall have the right to terminate this Lease upon notice in writing to Tenant within one hundred twenty (120) days after possession is taken by such condemnation. If Landlord so terminates this Lease, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to such possession.

     (b) If title to (i) twenty percent (20.0%) or more of the GLA of Landlord's Building or (ii) twenty percent (20.0%) or more of the parking required to be maintained in the Property is so taken, and if Landlord within one (1) year after such taking has not substituted an equivalent number of parking spaces in a location reasonably accessible to the Property, then either party may terminate this Lease by notice to the other given within thirty (30) days after the taking or after the expiration of such one year period as the case may be.

     24.4 OWNERSHIP OF AWARD. All damages for any condemnation of all or any part of the Property, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its rights, title and interest to any such award. Although all damages in the event of any condemnation are to belong to the Landlord, Tenant may have the right to claim and recover from the condemning authority, but not from Landlord (unless Landlord has received an amount from the condemning authority for the specific items owned by Tenant or relating directly to the value of Tenant's business as a going concern) such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

     24.5  CONFLICTS.  If there is a conflict  between  the  provisions  of this
Article 24 and Article 13, the Provisions of this Article 24, shall govern.

                          ARTICLE 25. LANDLORD'S RIGHT TO RELOCATED PREMISES

     25.1 CONDITIONS ON LANDLORD'S RIGHT TO RELOCATE PREMISES. Landlord shall have the right at any time to require Tenant to surrender the Premises and accept substitute premises (the "New Premises") in the Property, provided the following conditions are met:

     (a) The New Premises shall be comparable in size, configuration, utility and location to the Premises and shall be reasonably acceptable to Tenant.

     (b) Landlord will, at Landlord's sole cost and expense, prepare the New Premises to as nearly the same condition as the Premises as is practical under the circumstances.

     (c) Landlord will pay all reasonable costs incurred by Tenant in effecting such relocation, including, without limitation, costs of licenses, permits, utility deposits and moving expenses, to the end that Tenant may move into the New Premises without incurring additional costs on account thereof.

     (d) Landlord will give Tenant not less than thirty (30) days' notice of Landlord's intention to exercise its rights under this Article. Tenant agrees to cooperate with Landlord in finding the New Premises which are reasonably acceptable to Tenant and in planning improvements, if any, required to the New Premises.

     25.2 TENANT'S RIGHT TO TERMINATE. If Landlord is unable to provide New Premises which are reasonably acceptable to Tenant, then Tenant shall have the right to terminate this Lease by 30 days' written notice to Tenant.

                                             ARTICLE 26. MISCELLANEOUS


26.1     INTERPRETATION.

     (a) The captions appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, limit, construe or describe the scope or intent of such sections of the Lease.

     (b) The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural.

     (c) Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

     (d) Notwithstanding any other provision of this Lease, if the state in which the premises is located recognizes a distinction between an estate for years and a "usufruct," it is the intention of the parties for this instrument to create a usufruct and not an estate for years.

     26.2 RELATIONSHIP OF PARTIES. Nothing herein contained shall be construed as creating any relationship between the parties other than the relationship of Landlord and Tenant, nor cause either party to be responsible in any way for the acts, debts or obligations of the other.

26.3     NOTICES.

     (a) Any notice, demand, request, approval, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be deemed to have been given when delivered to the party to be notified or when mailed by United States certified mail, return receipt requested, postage prepaid, or when delivered to a courier such as Federal Express, addressed to the party to be notified at the address of such party set forth in Section 1
 .1(t), or to such other address as such party may from time to time designate by notice to the other in accordance with this Section.

     (b) No notice if required to be given to Landlord shall be effective for any purpose unless and until a true copy thereof is given to each mortgagee of Landlord's estate, provided Tenant has previously been given written notice of the name and address of such mortgagee.

     26.4 SUCCESSORS. This Lease shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of this Lease.

     26.5 BROKER'S COMMISSION. Tenant and Landlord each, respectively, warrant and represent to each other that neither has dealt with any broker in connection with this Lease.

     26.6 UNAVOIDABLE DELAYS. In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the terms of this Lease and shall not extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

26.7     ENTIRE AGREEMENT.

     (a) There are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject mailer thereof.

     (b) This lease, including the Exhibits and any addenda, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Property. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced in writing, signed by them and mutually delivered between them.

     26.8 OTHER TENANTS. Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord shall determine in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or occupant or number of tenants or occupants shall occupy any space in the Property.

     26.9 APPLICABLE LAW. The laws of the state in which the Premises is located shall govern the validity, performance and enforcement of this lease.

26.10 WAIVERS.

     (a) The waiver by Landlord of any term, covenant, agreement or condition herein shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any prior default by Tenant, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such prior default at the time of acceptance of such Rent. No covenant, term, agreement or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

     (b) No waiver of any covenant, term, agreement or condition of this Lease or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or for any other reason. No waiver by Landlord in respect to one or more tenants or occupants of the Property shall constitute a waiver in favor of any other Tenant. Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

     26.11 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

     26.12 LANDLORD'S SELF-HELP. In addition to Landlord's rights of self-help set forth elsewhere in this Lease, if Tenant at any time fails to perform any of its obligations under this Lease relating to maintenance, repair or Environmental Mailers in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant at least ten
(10) days' prior written notice of its election to do so (in the event of an emergency, no prior notice shall be required), to perform such obligations on behalf of and for the account of Tenant and to take all such action necessary to perform such obligations. In such event, Landlord's costs and expenses incurred therein shall be paid for by Tenant as additional Rent, forthwith upon demand therefor, with interest thereon from the date Landlord performs such work at the Default Rate, the performance by Landlord of any such obligation shall not constitute a release or waiver of account therefrom.

     26.13 RECORDING. Tenant agrees that it will not record the Lease.

     26.14 JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each of them shall be Joint and several in like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be Joint and several.

     26.15 EXECUTION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Property and shall vest no right in either party. This Lease shall become effective as a Lease only upon execution and legal delivery thereof by the parties, together with the execution and delivery to Landlord of a Guaranty in the form annexed hereto by the Guarantor(s), if any, named in Section 1.1(l). This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

     26.16 WAIVER OF JURY TRIAL AND COUNTERCLAIM. The Tenant hereby waives trial by jury in any action, proceeding, or counterclaim involving any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, or claim or injury or damage. Venue to any action related hereto shall be in the Court of appropriate jurisdiction in the Fifteenth Judicial Circuit of Florida.

     26.17 RADON GAS. If the Premises is located in Florida, the following provision is required by Section 404.056(7), Florida Statues: "Radon is a naturally occurring radioactive gas that, when it has associated in a building insufficient qualities, may present health risks to premises or persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     26.18 TIME OF THE ESSENCE. Time is of the essence of each and every obligation under this Lease.

     26.19 TENANT AND GUARANTOR FINANCIAL STATEMENTS. Tenant and Guarantor, if applicable to this Lease, shall deliver to the Landlord on each anniversary of the Lease commencement a full and complete statement of financial viability on a form acceptable to the Landlord.

                                           ARTICLE 27. SECURITY DEPOSIT

     27.1 SECURITY. As security for the faithful performance by Tenant of all of the terms and conditions of this Lease on the Tenant's part to be performed, Tenant has deposited with Landlord the Security Deposit required by Section 1
 .1(n). Such amount shall be returned to Tenant, without interest, on the day set forth for the expiration of the term herein if Tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed, including, without limitation, the obligations of Tenant under
Article 23 hereof. Landlord shall have the right to apply any part of said deposit to the payment of monies due to Landlord hereunder by Tenant, but such application shall not remedy the default.

     27.2 TRANSFER OF DEPOSIT. In the event of a sale of the building or lease of the Landlord's Building or the land on which it stands, subject to this Lease, the Landlord shall have the right to transfer this security to the vendee or lessee and the Landlord shall thereupon be released from all liability for the return of such security, and the Tenant shall look to the new landlord solely for the return of the said security. This provision shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord. In the event of any authorized assignment of this Lease, Landlord shall have no further liability with respect to the return of said Security Deposit to the Tenant or assignee.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Witnesses:                                           LANDLORD:
                               SEAGATE LAND TRUST


                                      By: Tequesta Marine, Inc., Beneficiary


                                      By:      Daren Rubenfeld
                                      Its:     Vice President & General Counsel

Witnesses:                                           TENANT

                                        Treasure Coast Boating Center, Inc.


                                         By:
                                         Its:


Attest:________________________________
its___________________________________
Tax I.D.#_______________________


EXECUTION:

     CORPORATE: This Lease must be executed for Tenant, if a corporation, by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the Board of Directors shall otherwise provide, in which event, a certified copy of the bylaws or resolution, as the case may be, must be finished. Also, the corporate seal of Tenant, if Tenant has such a seal, must be affixed.

     INDIVIDUAL: This Lease must be executed by each individual whose name appears under the signature lines. Their execution must be witnessed by two disinterested persons who must sign as witnesses in the space provided.

STATE OF FLORIDA
COUNTY OF         MARTIN


     The foregoing instrument was acknowledged before me this 22nd day of December, 1998 by Daren Rubenfeld, its vice president who is personally known to me or who has produced did (did not) take an oath.
                                                       /s/ Eldorene S. McGuinn
                                                       Notary Public
                                                           Eldorene S.McGuinn
                                                              Printed Name

My Commission expires:___6/25/2001


STATE OF FLORIDA
COUNTY OF         MARTIN


     The foregoing instrument was acknowledged before me this 22nd day of December, 1998 by Thomas Grane, its Chairman who is personally known to me or who has produced ____________ as identification and who did (did not) take an oath.

                                                      /s/ Eldorene S. McGuinn
                                                         Notary Public
                                                           Eldorene S.McGuinn
                                                         Printed Name

My Commission expires:___6/25/2001

                                                    EXHIBIT "A"

Legal Description of entire "Property"




     A parcel of land lying in Government Lot 2, Section 19, Township 40 South, Range 43 East,

     Martin County, Florida, said parcel being bounded on the North by the South line of the North

     250.00 feet of said Government Lot 2; bounded on the South by the North line of the South

     481.00 feet of said Government Lot 2; bounded on the West by the Easterly right-of-way line of U.S. Highway No. One (a 200 foot right-of-way); and bounded on the East by the Westerly edge of the waters of the Intracoastal Waterway (Hobe Sound Waterway).

                                                   EXHIBIT "C-2"

                                                   SIGN CRITERIA

     1. All applications for sign approvals shall be submitted to the LANDLORD for approval prior to permitting the sign fabrication. A Sign Approval Application consists of a photocopy of the Lease Face Page attached to an exact, to scale, drawing of the sign including actual color chips of the sign and other information.

     2. There shall be no flashing signs, audible signs, moving signs, product description signs, price signs, percent discount signs, paper signs, suspended under canopy signs, exposed neon signs, painted signs, or newspaper advertising attached to any storefront windowglass other than that provided by LANDLORD.

     3. No roof/canopy mount signs, pole/pylon signs or trailer signs will not be permitted at any time without written consent of the Landlord.

     4. There shall be no exposed conduit, tubing or raceways except for hot-dipped galvanized support brackets.

     5. All openings for conduit and sleeve in sign panel of building wall must be shown on submitted drawing.

     6. TENANT shall, at its own cost, erect only such signs which conform hereto, and obtain any permits or licenses required for same, and shall maintain same in good condition and repair. TENANT must install its mansard sign prior to opening for business. TENANT shall not display or affix any other sign, decal, advertisement, notice or other writing, nor affix any awning, antenna, or other projection to or on the roof or outside walls or windows of the Premises without LANDLORD'S written approval. No pennants, banners, or other advertising matter shall be suspended from the ceiling, doors, or interior walls of the Premises. All window display advertising, materials or signs shall be in keeping with the character and standards of the Property as determined by LANDLORD, who reserves the right to require TENANT to correct or remove any objectionable material.

                                                    EXHIBIT "D"

                                                GUARANTY AGREEMENT

KNOWN ALL MEN BY THESE PRESENT:

     THAT for and in consideration of the Landlord,  (SEAGATE LAND TRUST, ROBERT
L. MILLER, TRUSTEE), entering into a lease with (TREASURE COAST BOATING CENTER, INC.), a Florida Corporation (hereinafter called "Tenant"), dated December 22, 1998., the delivery of which is conditioned upon the execution of this Guaranty, the undersigned (hereinafter called the "Guarantor") does hereby (jointly and severally, if executed by two or more guarantors) guarantee the full and prompt performance by the Tenant of all the terms, covenants, conditions and agreements as contained in said Lease on the part of the Tenant to be performed, including specifically the obligation to pay all rents, maintenance charges, and any other charges or obligations therein set forth.

     The undersigned agrees that this Guaranty shall not be affected by reason of assertion by Landlord against tenant of any rights or remedies reserved to Landlord in said Lease, or by reason of any summary or other proceedings against the Tenant, or by reason of any extension or indulgences granted to the Tenant, or by the amendment or modification of the Lease Agreement with or without notice to the Guarantor.

     The undersigned waives any and all notice of nonperformance or demand upon the Tenant and agrees that all obligations of the undersigned under this Guaranty are independent of the obligations of the Tenant under the Lease and that a separate action may be brought against the undersigned whether or not an action is commenced against the Tenant under the Lease.

     Neither the Guarantor's obligation to make payment in accordance with this agreement nor any remedy for the enforcement thereof shall be impaired, modified, changes, or released in any manner whatsoever by an impairment, modification, change, release, or limitation of the liability of the Tenant or its estate in bankruptcy, or of any remedies for the enforcement thereof resulting from the operation of any present or future provision of the National Bankruptcy Act or other State or Federal statute relating to insolvency or the appointment of a receiver of the decisions of any Court. Guarantor agrees to pay all costs incurred by Landlord in the enforcement of the Lease after default by Tenant and all costs incurred by Landlord in the enforcement of the Guaranty including, in each instance, reasonable attorneys' fees whether or not suit is brought, and including in each instance reasonable attorneys' fees in prosecuting or defending any appeal.

     It is agreed that the provision of this Guaranty shall bind the successors and assigns of the Guarantor and shall inure to the benefit of the legal representatives, heirs, successors, and assigns of the landlord.

     IN WITNESS WHEREOF, the Guarantor has caused these presents to be signed this 22nd day of December, 1998.

Signed, sealed, and delivered in the presence of:
WITNESSES:                                        GUARANTOR(S)